Exhibit 99.1

Fox Corporation Announces $2 Billion Incremental Stock Repurchase Authorization

William A. Burck Elected to the Board of Directors

New York, NY and Los Angeles, CA – June 17, 2021 – Fox Corporation (Nasdaq: FOXA, FOX) (the “Company” or “FOX”) today announced that its Board of Directors (the “Board”) has authorized incremental stock repurchases of up to an additional $2 billion of the Company’s Class A common stock and Class B common stock. With this increase, the Company’s total stock repurchase authorization is now $4 billion of which more than $1.56 billion has been completed to date. Subject to market conditions and other factors, the Company intends to repurchase, in the open market or otherwise, a combination of the Company’s Class A common stock and Class B common stock. This stock repurchase program has no time limit and may be modified, suspended or discontinued at any time.

Executive Chairman and Chief Executive Officer Lachlan K. Murdoch commented: “We remain committed to deploying capital to maximize long-term stockholder value through a balanced approach of appropriate organic investment, accretive M&A, and returns of capital to our stockholders. This stock buyback program reflects our unwavering confidence in the long-term investment case for the Company, which is underpinned by the strength of our core brands and the sustainability of our business, and which we believe is well positioned to continue to generate healthy free cash flow.”

Fox Corporation separately announced that William A. Burck has been elected to the Company’s Board of Directors. He will serve on the Nominating and Corporate Governance Committee of the Board.

Mr. Burck, 49, currently serves as Co-Managing Partner of the Washington, D.C. office of the law firm Quinn Emanuel Urquhart & Sullivan, LLP, where he has been a partner since 2012. Mr. Burck served as Deputy Staff Secretary, Special Counsel and Deputy White House Counsel to President George W. Bush from 2005 to 2009. Earlier, he served in the Criminal Division of the U.S. Department of Justice and as an Assistant United States Attorney in the Southern District of New York.

Mr. Murdoch commented: “Bill is a tremendous asset to our Board. His decades of experience advising clients on complex business matters and innovative growth strategies will benefit the entire Company as we advance FOX’s business objectives and serve our viewers, employees and stockholders.”

Mr. Burck holds Bachelor of Arts and Juris Doctor degrees from Yale University, and was a law clerk to Justice Anthony Kennedy.

About Fox Corporation

Fox Corporation produces and distributes compelling news, sports and entertainment content through its iconic domestic brands including: FOX News Media, FOX Sports, FOX Entertainment and FOX Television Stations. These brands hold cultural significance with consumers and commercial importance for distributors and advertisers. The breadth and depth of our footprint allows us to deliver content that engages and informs audiences, develop deeper consumer relationships and create more compelling product offerings. FOX maintains an impressive track record of news, sports, and entertainment industry success that shapes our strategy to capitalize on existing strengths and invest in new initiatives. For more information about Fox Corporation, please visit www.FoxCorporation.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Press Contact:	Investor Contacts:
Megan Klein	Joe Dorrego
310-369-1363	212-852-7856
megan.klein@fox.com	joseph.dorrego@fox.com

Dan Carey
212-852-7955
daniel.carey@fox.com